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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 4, 2015

File No.001-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Masco SpinCo Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	47-3096382 (I.R.S. Employer Identification No.)
260 Jimmy Ann Drive Daytona Beach, Florida (Address of Principal Executive Offices)	32114 (Zip Code)

(313) 274-7400
(Registrant's telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $1.00 par value	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:
 None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

 Masco SpinCo Corp. ("SpinCo")
Information Included in Information Statement
and Incorporated by Reference into Form 10

Item 1.    Business.

        The information required by this item is contained in the sections "Summary," "Risk Factors," "Special Note Regarding Forward-Looking Statements," "The Separation," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Certain Relationships and Related Party Transactions," "Where You Can Find More Information" and "Index to Financial Statements" (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.

Item 1A.    Risk Factors.

        The information required by this item is contained in the sections "Summary," "Risk Factors" and "Special Note Regarding Forward-Looking Statements" of the information statement. Those sections are incorporated herein by reference.

Item 2.    Financial Information.

        The information required by this item is contained in the sections "Summary," "Risk Factors," "Special Note Regarding Forward-Looking Statements," "Capitalization," "Unaudited Pro Forma Combined Financial Statements," "Selected Historical Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk" and "Index to Financial Statements" (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.

Item 3.    Properties.

        The information required by this item is contained in the section "Business—Properties" of the information statement. That section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

        The information required by this item is contained in the section "Ownership of our Stock" of the information statement. That section is incorporated herein by reference.

Item 5.    Directors and Executive Officers.

        The information required by this item is contained in the section "Management" of the information statement. That section is incorporated herein by reference.

Item 6.    Executive Compensation.

        The information required by this item is contained in the sections "Executive Compensation Discussion and Analysis" and "Management" of the information statement. Those sections are incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions, and Director Independence.

        The information required by this item is contained in the sections "The Separation—Arrangements with Masco," "Certain Relationships and Related Party Transactions" and "Management" of the information statement. Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

        The information required by this item is contained in the section "Business—Legal Proceedings" of the information statement. That section is incorporated herein by reference.

Item 9.    Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

        The information required by this item is contained in the sections "Summary," "Risk Factors," "The Separation," "Dividend Policy," "Capitalization" and "Description of Capital Stock" of the information statement. Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

        Not applicable.

Item 11.    Description of Registrant's Securities to Be Registered.

        The information required by this item is contained in the section "Description of Capital Stock" of the information statement. That section is incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

        The information required by this item is contained in the section "Description of Capital Stock" of the information statement. That section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

        The information required by this item is contained in the sections "Summary," "Capitalization," "Selected Historical Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Index to Financial Statements" (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

        Not applicable.

Item 15.    Financial Statements and Exhibits.

(a)   Financial Statements

        The information required by this item is contained in the section "Index to Financial Statements" (and the statements referenced therein) of the information statement. That section is incorporated herein by reference.

(b)   Exhibits

        The exhibits to this Form 10 are as follows:

Exhibit Number		Exhibit Title
2.1		Form of Separation and Distribution Agreement between Masco Corporation and SpinCo
3.1	*	Form of SpinCo Certificate of Incorporation
3.2	*	Form of SpinCo Bylaws
4.1	*	Form of Specimen Certificate for SpinCo
10.1	*	Form of Tax Matters Agreement between Masco Corporation and SpinCo
10.2	*	Form of Transition Services Agreement between Masco Corporation and SpinCo
10.3	*	Form of Employee Matters Agreement between Masco Corporation and SpinCo
10.4	*	Form of Credit Agreement among SpinCo and [•]

Exhibit Number		Exhibit Title
10.5	*	Lease Agreement, dated July 11, 2003, by and between Masco Contractor Services Central, Inc., Joseph V. Fisher Two, L.L.C. and Lavern B. Fisher Two, L.L.C.
10.6	*
First Amendment, dated November 1, 2003, to that certain Lease Agreement, dated July 11, 2003, by and between Masco Contractor Services Central, Inc., Joseph V. Fisher Two, L.L.C. and Lavern B. Fisher Two, L.L.C.
10.7	*
Assignment and Assumption of Lease Agreement, dated January 1, 2004, by and between Masco Contractor Services Central, Inc. and Masco Administrative Services, Inc., to that certain Lease Agreement, dated July 11, 2003, by and between Masco Contractor Services Central, Inc., Joseph V. Fisher Two, L.L.C. and Lavern B. Fisher Two, L.L.C.
10.8	*
Second Amendment, dated November 10, 2008, to that certain Lease Agreement, dated July 11, 2003, by and between Masco Contractor Services Central, Inc., Joseph V. Fisher Two, L.L.C. and Lavern B. Fisher Two, L.L.C.
10.9	*
Third Amendment, dated January 5, 2011, to that certain Lease Agreement, dated July 11, 2003, by and between Masco Contractor Services Central, Inc., Joseph V. Fisher Two, L.L.C. and Lavern B. Fisher Two, L.L.C.
10.10	*	Lease Agreement, dated August 10, 1999, by and between Service Partners, LLC and Principal Life Insurance Company.
10.11	*	First Amendment, dated October 15, 1999, to that certain Lease Agreement, dated August 10, 1999, by and between Service Partners, LLC and Principal Life Insurance Company.
10.12	*	Second Amendment, dated March 8, 2000, to that certain Lease Agreement, dated August 10, 1999, by and between Service Partners, LLC and Principal Life Insurance Company.
10.13	*	Third Amendment, dated August 1, 2000, to that certain Lease Agreement, dated August 10, 1999, by and between Service Partners, LLC and Principal Life Insurance Company.
10.14	*	Fourth Amendment, dated June 2, 2003, to that certain Lease Agreement, dated August 10, 1999, by and between Service Partners, LLC and Principal Life Insurance Company.
10.15	*	Fifth Amendment, dated February 15, 2008, to that certain Lease Agreement, dated August 10, 1999, by and between Service Partners, LLC and Principal Life Insurance Company.
10.16	*	Sixth Amendment, dated February 5, 2013, to that certain Lease Agreement, dated August 10, 1999, by and between Service Partners, LLC and Principal Life Insurance Company.
21.1	*	Subsidiaries of the Registrant
99.1		Preliminary Information Statement, subject to completion, dated March 4, 2015

*
To be filed by amendment.

 SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MASCO SPINCO CORP.
By:	/s/ JOHN G. SZNEWAJS
	Name:	John G. Sznewajs
	Title:	President and Treasurer

Date: March 4, 2015

 EXHIBIT INDEX

Exhibit Number		Exhibit Title
2.1		Form of Separation and Distribution Agreement between Masco Corporation and SpinCo
3.1	*	Form of SpinCo Certificate of Incorporation
3.2	*	Form of SpinCo Bylaws
4.1	*	Form of Specimen Certificate for SpinCo
10.1	*	Form of Tax Matters Agreement between Masco Corporation and SpinCo
10.2	*	Form of Transition Services Agreement between Masco Corporation and SpinCo
10.3	*	Form of Employee Matters Agreement between Masco Corporation and SpinCo
10.4	*	Form of Credit Agreement among SpinCo and [•]
10.5	*	Lease Agreement, dated July 11, 2003, by and between Masco Contractor Services Central, Inc., Joseph V. Fisher Two, L.L.C. and Lavern B. Fisher Two, L.L.C.
10.6	*
First Amendment, dated November 1, 2003, to that certain Lease Agreement, dated July 11, 2003, by and between Masco Contractor Services Central, Inc., Joseph V. Fisher Two, L.L.C. and Lavern B. Fisher Two, L.L.C.
10.7	*
Assignment and Assumption of Lease Agreement, dated January 1, 2004, by and between Masco Contractor Services Central, Inc. and Masco Administrative Services, Inc., to that certain Lease Agreement, dated July 11, 2003, by and between Masco Contractor Services Central, Inc., Joseph V. Fisher Two, L.L.C. and Lavern B. Fisher Two, L.L.C.
10.8	*
Second Amendment, dated November 10, 2008, to that certain Lease Agreement, dated July 11, 2003, by and between Masco Contractor Services Central, Inc., Joseph V. Fisher Two, L.L.C. and Lavern B. Fisher Two, L.L.C.
10.9	*
Third Amendment, dated January 5, 2011, to that certain Lease Agreement, dated July 11, 2003, by and between Masco Contractor Services Central, Inc., Joseph V. Fisher Two, L.L.C. and Lavern B. Fisher Two, L.L.C.
10.10	*	Lease Agreement, dated August 10, 1999, by and between Service Partners, LLC and Principal Life Insurance Company.
10.11	*	First Amendment, dated October 15, 1999, to that certain Lease Agreement, dated August 10, 1999, by and between Service Partners, LLC and Principal Life Insurance Company.
10.12	*	Second Amendment, dated March 8, 2000, to that certain Lease Agreement, dated August 10, 1999, by and between Service Partners, LLC and Principal Life Insurance Company.
10.13	*	Third Amendment, dated August 1, 2000, to that certain Lease Agreement, dated August 10, 1999, by and between Service Partners, LLC and Principal Life Insurance Company.
10.14	*	Fourth Amendment, dated June 2, 2003, to that certain Lease Agreement, dated August 10, 1999, by and between Service Partners, LLC and Principal Life Insurance Company.
10.15	*	Fifth Amendment, dated February 15, 2008, to that certain Lease Agreement, dated August 10, 1999, by and between Service Partners, LLC and Principal Life Insurance Company.
10.16	*	Sixth Amendment, dated February 5, 2013, to that certain Lease Agreement, dated August 10, 1999, by and between Service Partners, LLC and Principal Life Insurance Company.
21.1	*	Subsidiaries of the Registrant
99.1		Preliminary Information Statement, subject to completion, dated March 4, 2015

*
To be filed by amendment.

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Masco SpinCo Corp. ("SpinCo") Information Included in Information Statement and Incorporated by Reference into Form 10
  Item 1. Business.
  Item 1A. Risk Factors.
  Item 2. Financial Information.
  Item 3. Properties.
  Item 4. Security Ownership of Certain Beneficial Owners and Management.
  Item 5. Directors and Executive Officers.
  Item 6. Executive Compensation.
  Item 7. Certain Relationships and Related Transactions, and Director Independence.
  Item 8. Legal Proceedings.
  Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.
  Item 10. Recent Sales of Unregistered Securities.
  Item 11. Description of Registrant's Securities to Be Registered.
  Item 12. Indemnification of Directors and Officers.
  Item 13. Financial Statements and Supplementary Data.
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
  Item 15. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX